SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the registrant |X|
Filed by a party other than the registrant |_|

Check the appropriate box:

|_|   Preliminary proxy statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive proxy statement
|_|   Definitive additional materials
|_|   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                             PENN STREET FUND, INC.
           ----------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 NOT APPLICABLE
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

                             PENN STREET FUND, INC.
                       83 General Warren Blvd., Suite 200
                                Malvern, PA 19355

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            OF PENN STREET FUND, INC.

                         TO BE HELD ON February 15, 2005

         Penn Street Fund, Inc. (the "Company") is holding a special meeting of its shareholders (the "Special Meeting") on Tuesday, February 15, 2005 at 10:00 a.m., Eastern Time. The Special Meeting will be held at the Company's offices, located at 83 General Warren Blvd., Suite 200, Malvern, PA 19355.

         The Company is a Maryland corporation, operating as a registered management investment company. The Company has authorized the division of its shares into various portfolios or series (each a "Portfolio" and together the "Series") and currently offers shares of five series.

         The sole matters to be considered at the Special Meeting will be:

         1. Approval of a new Master Advisory Agreement between Penn Street Investment Advisors, Inc. ("PSIA") and the Company on behalf of each Portfolio; and

         2.  Approval of a new Sub-Advisory Agreement for each separate
             Portfolio.

         You may vote at the Special Meeting if you are the record owner of shares of any one of the Series as of the close of business on December 22, 2004. If you attend the Special Meeting, you may vote your shares in person. If you expect to attend the Special Meeting, please call the Company at 1-866-207-5175 to inform them.

         Your vote on this matter is very important. IF YOU OWN SHARES IN MORE THAN ONE ACCOUNT OF THE COMPANY, YOU WILL RECEIVE MORE THAN ONE PROXY STATEMENT AND PROXY CARD AND WILL NEED TO VOTE THE SHARES YOU HOLD FOR EACH ACCOUNT.

         Whether or not you plan to attend the Special Meeting, please fill in, date, sign and return the proxy card in the enclosed, postage paid envelope. You may also return your completed proxy card by faxing it to the Company at 610-232-1777.

         PLEASE VOTE NOW TO HELP SAVE THE COST OF ADDITIONAL SOLICITATIONS.

         As always, we thank you for your confidence and support.

                                            By Order of the Board of Directors,

                                            Mr. G. Michael Mara, President

                             PENN STREET FUND, INC.
                       83 General Warren Blvd., Suite 200
                                Malvern, PA 19355



                                 PROXY STATEMENT
                             DATED JANUARY 27, 2005



                         SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON februRY 15, 2005

INTRODUCTION

         The Board of Directors (the "Board") of Penn Street Fund, Inc. (the "Company") has voted to call a special meeting of shareholders of each of the five separate series of the Company (each a "Portfolio" and together the "Series"), in order to seek shareholder approval of a matter relating to the Company and each of the Series. The Special Meeting will be held at the Company's offices, located at 83 General Warren Blvd., Suite 200, Malvern, PA 19355, at 10:00 a.m., Eastern Time, on Tuesday, February 15, 2005. If you expect to attend the Special Meeting in person, please call the Company at 1-866-207-5175 to inform them of your intentions.

MATTER FOR SHAREHOLDER CONSIDERATION

         The Board is seeking shareholder approval of two matters:

         1. Approval of a new Master Advisory Agreement between PSIA and the Company on behalf of each Portfolio.

         2. Approval of a new Sub-Advisory Agreement for each Portfolio.

         The shareholders may also consider and approve such other matters as may properly come before the shareholders at the Special Meeting.

WHO VOTES ON THE MATTER

         Shareholders of each separate Portfolio may vote on the new Master Advisory Agreement and the sub-advisory agreement for such Portfolio.

WHO IS ELIGIBLE TO VOTE

         If you were the record owner of any shares of one of the five Series as of the close of business on December 22, 2004 (the "Record Date"), then you are eligible to vote on the matter for such Fund. The number of shares outstanding for each Fund as of the Record Date is set forth below. Each share counts as one vote, and fractional shares count as fractional votes.

                 Baldwin Large Cap                179,268
                 Berkshire Advisors Select         91,647
                 Cumberland Taxable Income        129,468
                 McGlinn Balanced                  79,981
                 Sector Rotational                435,909

VOTING BY PROXY

         The simplest and quickest way for you to vote is to complete, sign and date the enclosed proxy card and mail it back to the Company in the envelope provided. The Board urges you to fill out and return your proxy card even if you plan to attend the Special Meeting. Returning your proxy card will not affect your right to attend the Special Meeting and vote.

         The Board has named Theresa McNamee and Stan Warchol, or either of them, as proxies, and their names appear on your proxy card(s). By signing your proxy card and returning your proxy card(s), you are appointing those persons to vote for you at the Special Meeting. If you properly fill in your proxy card and return it to the Company in time to vote, one of the appointed proxies will vote your shares as you have directed. If you sign and return your proxy card, but do not make specific choices, one of the appointed proxies will vote your shares on each proposal as recommended by the Board.

         If an additional matter is presented for vote at the Special Meeting, one of the appointed proxies will vote in accordance with his/her best judgment. At the time this proxy statement was printed, the Board was not aware of any other matter that needed to be acted upon at the Special Meeting other than the two proposals discussed in this proxy statement.

         If you appoint a proxy by signing and returning your proxy card, you can revoke that appointment at any time before it is exercised. You can revoke your proxy by sending in another proxy with a later date, or by notifying the Company's Secretary in writing, before the Special Meeting, that you have revoked your proxy, at the following address: George M. Chamberlain, Jr., Esq., Penn Street Fund, Inc., 83 General Warren Blvd., Suite 200, Malvern, PA 19355.

VOTING IN PERSON

         If you attend the meeting and wish to vote in person, you will be given a ballot when you arrive. If you have already voted by proxy and wish to vote in person instead, you will be given an opportunity to do so during the Special Meeting. If you attend the Special Meeting, but your shares are held in the name of your broker, bank or other nominee, you must bring with you a letter from that nominee stating that you are the beneficial owner of the shares on the Record Date and authorizing you to vote.

BOARD RECOMMENDATION

         The Board, including each of the Independent Directors, unanimously recommends that you vote "For" each of the matters described in this proxy statement.

REQUIREMENT OF A QUORUM

         A quorum is the number of outstanding shares, as of the Record Date, that must be present, in person or by proxy, in order for the Company to hold a valid shareholder meeting. The Company cannot hold a valid shareholder meeting unless there is a quorum of shareholders present in person or by proxy. The Company's articles of incorporation and bylaws require that the presence, in person or by proxy, of a majority of the shares entitled to vote on a matter shall constitute a quorum, unless a larger number of shares is required pursuant to law. A majority of all outstanding shares (as of December 22, 2004) of each separate Portfolio is necessary to meet the requirement of a quorum for each separate Portfolio.


         Under rules applicable to broker-dealers, if your broker holds your shares in its name, the broker is not allowed to vote your shares on the matter unless it has received voting instructions from you. If your broker does not vote your shares on the matter because it has not received instructions from you, those shares will be considered broker non-votes. Broker non-votes and abstentions with respect to a proposal count as shares present for purposes of establishing a quorum. Abstentions and non-votes will have the same effect as votes cast against the matters set forth in this Proxy Statement, so it is in the interest of your Portfolio to receive your vote. The affirmative vote of a majority of the shares entitled to vote of each separate Portfolio is necessary to approve a matter as to each Portfolio.


         The Investment Company Act of 1940, as amended (the "1940 Act") defines a "majority" of the outstanding voting securities of a Portfolio as the lesser of (a) the vote of holders of at least 67% of the voting securities of the Portfolio present in person or by proxy, if more than 50% of such shares are present in person or by proxy; or (b) the vote of holders of more than 50% of the outstanding voting securities of the Portfolio.

ADJOURNMENTS

         The appointed proxies may propose to adjourn the Special Meeting, either in order to solicit additional proxies or for other purposes. If there is a proposal to adjourn the Special Meeting, the affirmative vote of a majority of the shares present at the Special Meeting, in person or by proxy, is required to approve such proposal. Proxies directing a vote against a proposal will be voted against any motion to adjourn the meeting to solicit additional votes on that proposal.

COST OF THE SHAREHOLDER MEETING AND PROXY SOLICITATION

         PSIA, the Master Adviser, is paying the costs of the shareholder meeting and proxy solicitation.

WHO TO CALL WITH QUESTIONS

         Please call the Company at 1-866-207-5175 with any questions you may have relating to this proxy statement. ALSO, AT YOUR REQUEST, THE COMPANY WILL SEND YOU A COPY OF ITS MOST RECENT AUDITED ANNUAL REPORT, DATED OCTOBER 31, 2004. Simply call the Company to request a copy of the report.


MATTER NO. 1     NEW MASTER ADVISORY AGREEMENT FOR EACH PORTFOLIO OF PENN STREET
                 FUND, INC.

WHICH SHAREHOLDERS VOTE FOR THIS PROPOSAL

         Only shareholders of record (as of December 22, 2004) of shares of each of the separate Portfolios may vote on this matter.

         If you and your fellow shareholders reject this Proposal, PSIA will continue to serve as master investment adviser to the Funds, but the proposed ownership change of PSIA (described below) will not take place while the PSIA and the Board consider what further action, if any, is deemed appropriate and in the best interest of the Funds, and consistent with the business objectives of the Master Adviser.


HOW DOES THE BOARD RECOMMEND THAT I VOTE ON MATTER NO. 1?

--------------------------------------------------------------------------------

     YOUR BOARD, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS
                       THAT YOU VOTE "FOR" MATTER NO. 1.

--------------------------------------------------------------------------------

         This proxy statement solicits the vote of the shareholders of each Portfolio to approve a new Master Investment Advisory contract between Penn Street Investment Advisors, Inc. ("PSIA") and the Company on behalf of each Portfolio. PSIA presently serves as Master Investment Adviser to each of the Portfolios pursuant to an agreement dated May 23, 2002. The reason that approval of a new agreement is being requested is that the ownership of PSIA is proposed to be changed, and under the Investment Company Act and the rules of the SEC, a change in control of the investment adviser to a mutual fund is defined as an "assignment" of the contract. Assignments of investment advisory contracts are not permitted; by SEC rule an assignment causes a termination of the contract. Therefore, if the proposed ownership change of PSIA were completed, the existing contract between PSIA and the Company would terminate. If the proposed ownership change of PSIA is to take place, the shareholders of each Portfolio must approve the new agreement with PSIA and the Company. The new agreement would become effective on a date after the shareholders approve the new agreement at the Special Meeting, on such date as the change in ownership of PSIA takes place. The new agreement will be identical in all respects to the current agreement, except for the date and term, and the new agreement will be titled "Master Advisory Agreement." THERE ARE NO OTHER CHANGES WHATSOEVER BEING PROPOSED FROM THE CURRENT AGREEMENT TO THE PROPOSED NEW AGREEMENT.

         PSIA is presently controlled by CITCO (Quaker Holdings) Inc. ("CQH"). CQH has controlled PSIA since the date of the current investment advisory agreement in May 2002. CQH is the parent company of Citco Mutual Fund Services, Inc. ("CMFS"). CMFS is a registered transfer agent and provides administrative, fund accounting, transfer and dividend disbursing services to the Company. CMFS is the parent company of Citco Mutual Fund Distributors, Inc. ("CMFD"), the distributor of the Company's shares and a registered broker dealer. CMFD has a distribution agreement with the Company dated April 1, 2002, and CMFS has an administration agreement with the Company dated September 1, 2001. Mr. John Lukan, the Chairman of the Company, is a director of CQH and the President of CMFS and CMFD. Each of PSIA, CMFS, and CMFD have waived substantial amounts of fees due from the Series and/or reimbursed expenses of the Series. See information on pages 13-14.


         CQH presently owns 100% of the outstanding shares of stock of PSIA. CQH proposes to enter into a Subscription and Shareholders Agreement pursuant to which PSIA will issue new shares so that the sole holders of PSIA stock will be as follows:

                           RMH LLC                   -              57%
                           CQH                       -              38%
                           John G. Roman             -               5%
                                                                 ------
                                                                   100%

         As can be seen from the above, CQH proposes to remain as a significant shareholder of PSIA. The new controlling owner of PSIA is proposed to be RMH LLC ("RMH"). RMH is a Delaware limited liability company whose sole members are G. Michael Mara, William R. Henry, and Dr. Philip P. Ripepi. The other proposed shareholder of PSIA is John Roman.

         RMH. Messrs. Mara, Henry and Ripepi are the owners of RMH. Mr. Mara is the President of the Company and President and owner of Valley Forge Capital Advisors, Inc., ("VFCA") a sub-adviser to the Sector Rotational Portfolio. Messrs. Henry and Ripepi are private investors and business associates of Mr. Mara. Mr. Henry is a certified public accountant. He is President of William R. Henry, P.C. (an accounting firm) and is a director and CFO of Southwestern Group, Ltd., a group of health care businesses including hospitals, nursing centers, retirement homes, etc. Mr. Henry is also the Treasurer and a 5% shareholder of VFCA. Mr. Henry is proposed to be a director and the Treasurer of PSIA.


         Dr. Ripepi is a surgeon in private practice in the Pittsburgh area. Dr. Ripepi is not expected to have any active involvement in the activities of PSIA, although he is proposed to be a director. Dr. Ripepi will essentially be a passive investor in RMH and indirectly in PSIA. Dr. Ripepi is also a 5% shareholder of VFCA.

         Mr. Mara is not presently an officer of PSIA. He is the President of the Company, and President and majority owner of VFCA, the sub-adviser for the Penn Street Sector Rotational Portfolio ("SRP"), presently the largest Portfolio of the Company. Mr. Mara has been the portfolio manager of the SRP since its inception in August of 2000. Mr. Mara will be the member of RMH that will have the primary contact with PSIA. Mr. Mara is proposed to be a director of PSIA. Mr. Mara's long service to the Company as a whole and to the SRP in particular were considered by the Independent Directors to be a very important factor to the continued operation of PSIA under the proposed ownership structure.


         Roman. John G. Roman is also proposed as a 5% shareholder of PSIA. Mr. Roman is presently the President and Chief Operating Officer of PSIA, having been named to that position in February, 2004. He is proposed to be named President and CEO, and will also be a director of PSIA. Mr. Roman has extensive experience in the investment industry, including most recently serving as head of the wealth management division of Bryn Mawr Trust Company and prior thereto serving as a Director of Product Development for the wealth management services division of Merrill Lynch. Mr. Roman will be purchasing 5% of the outstanding shares of PSIA initially, and will have an option to purchase up to 30% of the outstanding shares over time, if certain performance goals are achieved. If the conditions are satisfied and Mr. Roman exercises his options to increase his ownership to 30%, CQH will then own 28% and RMH will own 42% of the outstanding shares of PSIA. Mr. Roman's spouse is an officer and employee of VFCA.


         Management. The proposed board of directors of PSIA will be composed of Dr. Ripepi and Messrs. Henry, Mara, Lukan, and Roman. The proposed officers will be Mr. Lukan - Chairman and Secretary, Mr. Roman - President and CEO, and Mr. Henry - Treasurer. The other officers and personnel presently at PSIA are expected to remain.


         Reasons for the Transaction. The Independent Directors asked CQH, Mr. Mara and Mr. Roman to explain the reasons for undertaking the change of control. CQH and its affiliates are primarily administrators and distributors of mutual funds, and not investment advisers. CQH believes that it would be in the best interests of the Company for the investment professionals to be more directly involved in the ownership of the master adviser. Mr. Mara personally has served as portfolio manager for the SRP since its inception, which is the flagship portfolio of the Company. Mr. Mara believes that he can more directly impact the future of the Company overall if he has an ownership interest in the master adviser. Similarly, Mr. Roman recently became the President of PSIA, and has spent a significant amount of time and effort to become familiar with the sub-advisers to each of the separate Portfolios, in the quest to increase the size and performance of all of the Series. Becoming an equity owner of the master adviser, with the opportunity to increase his holdings over time, will give Mr. Roman both a sense of security as well as a greater incentive to grow and improve each of the Series.

         Deliberations by Independent Directors. The Independent Directors were advised of the proposed change in ownership of PSIA at their regular Board meeting on October 5, 2004. The Independent Directors were presented with draft documents for the proposed transaction, as well as information regarding Mr. Henry and Dr. Ripepi. The Independent Directors then held two telephone conferences, on October 15, 2004, and October 27, 2004, with all Independent Directors and independent counsel to the Directors present. In between the date of the conference calls, the Directors submitted questions to CQH and PSIA and received written responses, as well as additional documentation for the transaction, and business plans and projections. Individual Directors also spoke with Messrs. Lukan, Mara, and Roman to fully understand the reasoning for the transaction as well as plans for the Funds going forward.

         On October 28, 2004, a full Board meeting was held to discuss the transaction. Mr. Mara and Mr. Lukan spoke to the Board, answering questions and clarifying some of the materials that had been provided. The Independent Directors then met alone, together with independent counsel to the Directors. The Independent Directors considered all aspects of the transaction, and determined that no detriment to the shareholders of the Company was apparent, and that restructuring of the ownership of PSIA appeared to be in the best interests of each of the Portfolios. In making their review, the Independent Directors considered each of the following: (1) the quality of services provided to the Portfolios; (2) the performance of the Portfolios; (3) the fact that Mr. Mara and Mr. Roman would be strengthening their position with PSIA and would continue serving the Portfolios; (4) the fact that CMFD and CMFS would continue to provide services to the Company; (5) the fees under the new agreement would be the same as the current agreement; and (6) the favorable history, reputation, qualification and background of PSIA's proposed owners and personnel, and the owners and personnel of CQH, CMFD, and CMFS.


         With respect to the quality of services provided, the Board considered that PSIA's services to the Company overall had always been satisfactory, and that the services to the individual Series had been increasing with the addition of Mr. Roman in early 2004. On investment performance, the Board noted that the SRP, the largest Portfolio of the Company, was well above the average for comparable funds, but that the other Series were approximately average or below. The total management fees payable by each Portfolio, inclusive of all sub-advisory fees, is 1.00% annually. The Board felt that the management fees payable by each Series were in line with industry standards, but more importantly the substantial fee waivers and expense reimbursements by PSIA were very beneficial to each Series, and the commitment to maintain such fee waivers was deemed an extremely important factor by the Board. The Board also felt very comfortable with the continued ownership interest by CQH in PSIA, and the direct ownership by Mr. Mara and Mr. Roman, and considered such ownership to be a positive factor. In addition to the continued ownership of CQH, the continued services of CMFS and CMFD to provide continuity to the shareholders of each Series was considered a positive factor by the Board.


         After reviewing the foregoing and discussing the information presented to them, the Independent Directors unanimously approved a new Master Advisory Agreement with PSIA to be executed upon the change in ownership of PSIA, and unanimously recommended that the new Agreement be presented to the shareholders of each Portfolio with the recommendation by the Board that the shareholders approve the new Agreement. The full Board unanimously approved the actions when the full Board convened after the Independent Directors meeting. The Board also discussed the transaction at its subsequent meeting held December 7, 2004. The Board held a special meeting on January 11, 2005, at which updated information regarding the transaction was provided to the Board. At such special meeting, the Board, including the Independent Directors, unanimously affirmed their approval of a new Master Advisory Agreement with PSIA, and the recommendation that the shareholders approve such Agreement.

         In addition to the above factors concerning the merits of the Master Adviser, the Board noted that each of PSIA, CMFS and CMFD had waived fees in significant amounts in the past, and PSIA has committed to waive future fees in order to maintain the total expense ratios of the Series at an annual rate of 1.75% for Class A shares and 2.5% for Class C shares of each of the Series, except for the Berkshire Select Equity Portfolio, which is to be maintained at no more than 2.0% and 2.75%. The commitment to waive fees is voluntary and can be terminated at any time. Also, as required by Section 15(f) of the Investment Company Act, for a period of two years after the effective date of the new Agreement, no "unfair burden" may be imposed on the Company, and 75% of the Board must be composed of independent persons. PSIA has committed to ensure that the conditions of ss. 15(f) are satisfied.

         If approved by the shareholders of each Portfolio, the new Master Advisory Agreement will take effect upon the effective date of the change of ownership of PSIA and will continue in effect for an initial period of a little more than a year, until June 30, 2006, and will be renewable for one year terms thereafter upon approval by the Independent Directors or the shareholders.


MATTER NO. 2     NEW SUB-ADVISORY AGREEMENT FOR EACH SERIES OF PENN STREET
                 FUND, INC.

WHICH SHAREHOLDERS VOTE FOR THIS PROPOSAL


         Only shareholders of record (as of December 22, 2004) of shares of each of the separate Portfolios may vote on this matter. If Matter No. 1 is not approved by the shareholders, then no vote will be taken on Matter No. 2, except by the shareholders of the Cumberland Taxable Income Portfolio and the McGlinn Balanced Portfolio, as discussed below.

         If the shareholders of one Portfolio do not approve the ratification of the Sub-Advisory Agreement for that Portfolio, then the Master Adviser and the Board will determine how to proceed. This may require a further meeting and vote by the Board and/or by the shareholders, or may lead to a proposal to reorganize or liquidate the affected Portfolio.



HOW DOES THE BOARD RECOMMEND THAT I VOTE ON MATTER NO. 2?


--------------------------------------------------------------------------------

     YOUR BOARD, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS
                       THAT YOU VOTE "FOR" MATTER NO. 2.

--------------------------------------------------------------------------------

         As explained above in Matter No. 1, the ownership of PSIA is proposed to be changed. That change in ownership is deemed an assignment of the Master Investment Advisory contract, which is not permitted under the Investment Company Act. Thus, the shareholders of each Portfolio are being asked to approve a new Master Investment Advisory contract between PSIA and the Company.

         PSIA is also a signatory to each sub-advisory contract applicable to each Portfolio. Although PSIA is not the investment adviser to any of the separate Portfolios pursuant to those sub-advisory agreements, and even though there will be no change in control of any of the sub-advisors as a result of the proposed PSIA transaction, the Company wants to be sure that the sub-advisory agreements will not be deemed terminated by the change in control of PSIA. Thus, the Company is asking the shareholders of each Portfolio to approve a new sub-advisory agreement for each separate Portfolio.

         With respect to Cumberland Advisors, Inc. and McGlinn Capital Management, Inc., each has undergone a change in control since their respective Sub-Advisory Agreements were executed. Cumberland Advisors was a wholly-owned subsidiary of Millennium Bank at the time it entered into its Sub-Advisory Agreement with the Cumberland Taxable Income Portfolio in May 2002. On April 30, 2004, Millennium Bank merged into Harleysville National Bank. In the case of McGlinn Capital Management, McGlinn was a wholly owned subsidiary of Wachovia Bank at the time it entered into its Sub-Advisory Agreement with the McGlinn Balanced Portfolio. On June 1, 2004, the executive management of McGlinn Capital repurchased all the shares of McGlinn from Wachovia.

         The two transactions for Cumberland and McGlinn are changes of control under the Investment Company Act. The Company and the Master Adviser did not realize that these transactions caused changes in control because all the management personnel, as well as the corporate name of the two advisory companies, remained the same. Under the Investment Company Act, shareholder approval of the Cumberland and McGlinn Portfolios, respectively, should have been obtained at the time of their respective changes in control. Since no shareholder approval was obtained, the two Sub-Advisory Agreements are deemed to have automatically terminated as of the changes in control, April 30, 2004, for Cumberland and June 1, 2004, for McGlinn. All investment advisory fees paid to Cumberland Advisors and McGlinn Capital by the respective Portfolios since such dates have been returned to the Portfolios. Each of the sub-advisers has agreed to serve without compensation during the period between the respective termination of the sub-advisory agreement and the effective date of the new agreement.

         In making its decision to approve a new Sub-Advisory Agreement for each of Cumberland and McGlinn, the Board reviewed the specific facts relating to their changes in control. With respect to Cumberland, there is no change at all in the personnel or management of the adviser, including the specific personnel providing services to the Cumberland Taxable Income Portfolio. The only difference is that the new parent company of Cumberland, Harleysville National Bank, is a much larger and financially stronger entity than its former parent, Millennium Bank. Accordingly, the Board felt satisfied that the prior change in control as to Cumberland did not pose any detriment to the Cumberland Portfolio.

         With respect to McGlinn Capital, the Board also noted that no change in personnel or management took place. Unlike Cumberland, however, McGlinn changed from being a subsidiary of a very large bank, Wachovia, to being a privately held company owned by its management. Mr. Michael McGlinn, the CEO of McGlinn Capital, is now the majority owner of the company. The Board considered the fact that McGlinn Capital would no longer have the financial strength of Wachovia to rely on. The Board received updated financial information of McGlinn Capital, however, and determined that the financial strength of McGlinn Capital was sufficient to allow the company to provide its services to the McGlinn Balanced Portfolio. In addition, the Board noted that the McGlinn Portfolio presently comprised approximately 1% of the assets managed by McGlinn Capital.

         Based on the foregoing, and taking into consideration the services performed by Cumberland Advisors since April 30, 2004, and by McGlinn Capital since June 1, 2004, for the respective Portfolios, the Board unanimously recommends approval of new Sub-Advisory Agreements for such Portfolios.


         Each of the new sub-advisory agreements for all of the Portfolios will be identical in terms to the present agreements, including investment management fees. The only difference will be that all of the sub-advisory agreements will be placed on a June 30 anniversary date, for the administrative ease of the Company. At the present time, the Baldwin, Cumberland, McGlinn and VFCA agreements are all on a March 31 anniversary, and Berkshire is on a February 14 anniversary. Making all of the sub-advisory agreements expire on June 30 will allow the Board to compare the separate Portfolios at the same time while deliberating whether to renew the contracts, and also give the Board sufficient time to obtain data as of the prior calendar year. If approved by the shareholders, the new sub-advisory agreements will be dated the same date as the new PSIA Master Advisory Agreement, which will likely be the day of the Special Meeting or one day later. The initial terms of all the sub-advisory agreements, however, will last only until June 30, 2005, and be renewable each June 30 for another year.

         As set forth above in Matter No. 1, the Board, including the Independent Directors, has reviewed the proposed change in control of PSIA and has unanimously voted to recommend a new Master Advisory Agreement between PSIA and the Company on behalf of each Portfolio. The Board has also received written confirmation from each sub-adviser that there have been no changes in any of the factors considered by the Board in the last renewal or approval of the respective sub-advisory contracts (except for the change in control of Cumberland Advisors and McGlinn Capital Management discussed above). In evaluating whether the sub-advisory agreements should be renewed, the Board considered the investment performance of each Portfolio compared to equivalent Lipper averages and market indices. The Board noted that the past performance of each Portfolio was below average or average, except for the SRP, which was above average. The Board took into consideration the small size of each Portfolio other than the SRP, and the efforts made by PSIA to work with the sub-advisers to help them increase asset size and performance. The Board also considered the fact that the investment management fees in each sub-advisory agreement would remain the same, and that such fees were in line with industry standards for comparable funds. More important in the Board's view was the fact that each sub-adviser had waived substantial fees in the last fiscal year of the Company, and each sub-adviser was committed to waiving fees to assist the Series in maintaining attractive expense ratios. Finally, the Board noted favorably that there had not been any change in the investment professionals at each of the sub-advisers, or in their philosophies, methods, and practices.

         In accordance with the above, the Board is satisfied that a new sub-advisory agreement for each separate Portfolio is in the best interest of each Portfolio and its shareholders, and unanimously recommends that the shareholders of each separate Portfolio vote in favor of a new sub-advisory agreement. The voting in this Matter No. 2 will be by the shareholders of each separate Portfolio, to approve new agreements as follows:

                o Baldwin Large-Cap Growth Portfolio - new agreement between Portfolio, PSIA, and Baldwin Investment Management, LLC. Sub-advisory fee to remain the same at 0.60%, to expire June 30, 2005 unless renewed.

                o Berkshire Advisors Select Equity Portfolio - new agreement between Portfolio, PSIA, and Berkshire Advisors, Inc. Sub-advisory fee to remain the same at 0.75%, to expire June 30, 2005 unless renewed.

                o Cumberland Taxable Income Portfolio - new agreement between Portfolio, PSIA, and Cumberland Advisors, Inc. Sub-advisory fee to remain the same at 0.38%, to expire June 30, 2005 unless renewed.

                o McGlinn Balanced Portfolio - new agreement between Portfolio, PSIA, and McGlinn Capital Management, Inc. Sub-advisory fee to remain the same at 0.60%, to expire June 30, 2005 unless renewed.

                o Penn Street Advisors Sector Rotational Portfolio - new agreement between Portfolio, PSIA and Valley Forge Capital Advisors, Inc. Sub-advisory fee to remain the same at 0.75%, to expire June 30, 2005 unless renewed.


                      FEES PAID TO ADVISERS AND AFFILIATES


         The fees paid by the Series to PSIA and to each of the sub-advisers in the fiscal year of the Series ending October 31, 2004, are set forth below. The amounts are shown both gross and net of all waivers and reimbursements and, in the case of PSIA, after payment of sub-advisory fees. In addition to the fees below, PSIA reimbursed the Series an additional aggregate amount of $37,365.


                                             Gross                Net
Baldwin Investment Management            $  11,652         $    5,826
Berkshire Advisors                       $   7,216         $    1,267
Cumberland Advisors                      $   7,017         $    4,641
McGlinn Capital Management, Inc.         $   5,645         $    3,522
Penn Street Investment Advisors          $  44,447         $      461
Valley Forge Capital Advisors            $  43,305         $   21,652

         Quaker Securities, Inc. is a registered broker/dealer and is controlled by CQH. Accordingly, it is "affiliated" with PSIA. The fees and brokerage commissions paid to Quaker Securities, Inc. in the fiscal year ending October 31, 2004, by each Portfolio, and the percentage of total brokerage commissions those fees represent, are set forth below. There were no other affiliated brokers who received fees from any of the Series in the past fiscal year.

Baldwin Large Cap Growth                 $   2,179                92%
Berkshire Advisors Select Equity         $     -0-               -0-%
Cumberland Taxable Income                $     -0-               -0-%
McGlinn Balanced                         $     -0-               -0-%
Penn Street Sector Rotational            $  23,826               100%

         CMFS, the administrator of the Series and CMFD, the distributor of the Series, are also affiliates of PSIA. In the fiscal year ending October 31, 2004, the Series in the aggregate paid fees to CMFS of $48,874. CMFS did not waive any fees or reimburse any expenses to any of the Portfolios in the year ending October 31, 2004, although it did waive fees in prior years. CMFD is entitled to receive a flat fee of $12,000 per year from the Company, in addition to any sales charges and servicing fees. In early 2004, the Company adopted a sales charge for Class A and C shares of each Portfolio, and had previously adopted a 12b-1 Plan servicing fee for Class A and C shares. For fiscal year 2004, CMFD received a total of $32,593 in both sales charges (paid directly by shareholders) and 12b-1 servicing fees, of which $29,176 was then paid by CMFD to unrelated brokers and servicing agents.


                                OTHER INFORMATION

UNDERWRITER


         Citco Mutual Fund Distributors, Inc. ("CMFD"), 83 General Warren Blvd., Suite 200, Malvern, PA 19355, is a broker/dealer registered as such with the Securities and Exchange Commission, and is a member in good standing of the National Association of Securities Dealers ("NASD"). CMFD has been providing underwriting services to each Fund since April 1, 2002. CMFD is a wholly-owned subsidiary of CMFS.


ADMINISTRATOR, TRANSFER AGENT AND FUND ACCOUNTING

         Citco Mutual Fund Services, Inc. ("CMFS") is an SEC registered transfer agent that provides administrative, transfer agent, and accounting services to each Fund pursuant to a written agreement with the Company. CMFS is also wholly owned by CQH and is located at the same offices in Malvern, Pennsylvania.

ALLOCATION OF PORTFOLIO TRANSACTIONS

         Each Sub-Adviser, in effecting purchases and sales of portfolio securities for the account of a Portfolio, is responsible for insuring that such purchases and sales are effected in accordance with the Company's policy of seeking best execution of orders, which includes best net prices, except to the extent that the Master Adviser and Sub-Advisers may be permitted to pay higher brokerage commissions for research services as described below. Consistent with this policy, orders for portfolio transactions are placed with broker-dealer firms giving consideration to the quality, quantity and nature of each firm's professional services, which include execution, clearance procedures, wire service quotations and statistical and other research information provided to the Series. Any research benefits derived are available for all clients, including clients of affiliated companies. Since statistical and other research information is only supplementary to research efforts of the Master Adviser and the Sub-Advisers, and such information still must be analyzed and reviewed by its staff, the receipt of research information is not expected to materially reduce the Master Adviser and Sub-Advisers' expenses. In selecting among firms believed to meet the criteria for handling a particular transaction, the Master Adviser and Sub-Advisers may give consideration to those firms that have sold or are selling shares of a Portfolio, as well as to those firms that provide market, statistical and other research information to the Series, a particular Portfolio, the Master Adviser and to the Sub-Advisers. The Master Adviser and the Sub-Advisers are not authorized to pay higher commissions, or in the case of principal trades, higher prices, to firms that provide such services, except as provided below.

         The Master Adviser and the Sub-Advisers may in certain instances be permitted to pay higher brokerage commissions solely for receipt of market, statistical and other research services. Subject to Section 28(e) of the Securities Exchange Act of 1934 and procedures adopted by the Board, the Portfolios could pay to a firm that provides research services to the Adviser and/or the Sub-Advisers a commission for effecting a securities transaction for a Portfolio in excess of the amount other firms would have charged for the transaction. The Portfolio could do this if the Master Adviser and/or the Sub-Advisers determine(s) in good faith that the greater commission is reasonable in relation to the value of the research services provided by the executing firm viewed in terms either of a particular transaction or the Adviser's and/or the Sub-Advisers' overall responsibilities to the Portfolios or other clients. Not all such research services may be useful or of value in advising a particular series. Research benefits will be available for all clients of the Master Adviser and/or Sub-Advisers and its/their subsidiaries. In addition, the investment management fee paid by the Portfolios to the Master Adviser is not reduced because it receives these research services.

PROPOSALS OF SHAREHOLDERS

         As a Maryland corporation, the Company is not required to hold annual shareholder meetings, but will hold special meetings as required or deemed desirable. Since the Company does not hold regular meetings of shareholders, the anticipated date of the next shareholders meeting cannot be provided. Any shareholder proposal that may properly be included in the proxy solicitation material for a special shareholder meeting must be received by the Company no later than four months prior to the date when proxy statements are mailed to shareholders. No shareholder proposals have been received prior to the mailing of this proxy statement.

OTHER MATTERS TO COME BEFORE THE MEETING

         The Board is not aware of any matters that will be presented for action at the meeting other than the matters set forth herein. Should any other matters requiring a vote of shareholders arise, the proxy in the accompanying form will confer upon the person or persons entitled to vote the shares represented by such proxy the discretionary authority to vote the shares as to any such other matters in accordance with their best judgment in the interest of the Company and its shareholders.

FINANCIAL STATEMENTS

         The financial statements for each Portfolio and the Fund are incorporated herein by reference to the Fund's audited annual financial report, dated October 31, 2004. AT YOUR REQUEST, THE COMPANY WILL SEND YOU WITHOUT CHARGE A COPY OF ITS MOST RECENT AUDITED ANNUAL REPORT.

PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                   --BALLOT--

                  THE PENN STREET FUND, INC. -- REVOCABLE PROXY

I/We hereby appoint Theresa McNamee and Stan Warchol, or any one of them acting alone, as proxyholders, each with the power to appoint a substitute, and hereby authorize them to represent me/us and to vote, as designated below, all the shares of stock of each Portfolio of the Penn Street Fund (the "Company") held of record by me/us on December 22, 2004, at the Special Meeting of Shareholders to be held at 10:00 a.m. at the Company's offices at 83 General Warren Boulevard, Malvern, Pennsylvania, on February 15, 2005, and at any adjournment thereof:

1. MATTER NO. 1: Approval of new Master Advisory Agreement between Penn Street Investment Advisors, Inc. and the Company on behalf of each of the separate Portfolios:

[_] FOR    [_] AGAINST    [_] ABSTAIN

2. MATTER NO. 2: Approval of new Sub-Advisory Agreements for each of the separate Portfolios of the Company, as follows (please vote for only those Portfolios in which you owned shares as of December 22, 2004):

                             o     Baldwin   Large-Cap   Growth  Portfolio  and
                                   Baldwin Investment Management, LLC
                             [_] FOR    [_] AGAINST    [_] ABSTAIN

                             o Berkshire Advisors Select Equity Portfolio and Berkshire Advisors, Inc.
                             [_] FOR    [_] AGAINST    [_] ABSTAIN

                             o     Cumberland   Taxable  Income  Portfolio  and
                                   Cumberland Advisors, Inc.
                             [_] FOR    [_] AGAINST    [_] ABSTAIN

                             o     McGlinn   Balanced   Portfolio  and  McGlinn
                                   Capital Management, Inc.
                             [_] FOR    [_] AGAINST    [_] ABSTAIN

                             o     Penn  Street  Advisors   Sector   Rotational
                                   Portfolio and Valley Forge Capital Advisors,
                                   Inc.
                             [_] FOR    [_] AGAINST    [_] ABSTAIN

                             (THIS PROXY CARD MUST BE SIGNED AND DATED
                                        ON THE OTHER SIDE)

THIS PROXY, WHEN PROPERLY SIGNED BY YOU, WILL BE VOTED IN THE MANNER YOU DIRECT ON THIS CARD. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE MASTER ADVISORY AGREEMENT AND EACH SUB-ADVISORY AGREEMENT, AND IN THEDISCRETION OF THE PROXYHOLDERS UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT.

THIS PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS VOTED AT THE SPECIAL MEETING.

The undersigned acknowledge receipt of the Notice of Special Meeting and Proxy Statement dated January 26, 2005.

DATE:________________________, 2005

________________________________________________________________________________
Signature

________________________________________________________________________________
Signature

Please sign exactly as your name appears hereon.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS,
                        WHICH UNANIMOUSLY RECOMMENDS THAT
                      SHAREHOLDERS VOTE "FOR" ALL MATTERS.